Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE	ALPINE INCOME PROPERTY TRUST ANNOUNCES CHANGES TO BOARD OF DIRECTORS

WINTER PARK, FL – November 13, 2024 – Alpine Income Property Trust, Inc. (NYSE: PINE) (the “Company” or “PINE”) today announced that Jeffrey S. Yarckin has notified the Company of his resignation from the Company’s Board of Directors, effective November 8, 2024. The Company today also announced the appointment of Brenna A. Wadleigh to the Company’s Board of Directors, effective November 8, 2024.

“On behalf of the Board, I want to thank Jeff for his service to PINE,” said Andrew Richardson, Chairman of the Board of PINE. “Jeff has played an important role in the Company’s growth and success.”

“I’m honored to have served on the Board for these past five years,” said Yarckin. “I want to thank the PINE team for their commitment and support, and I look forward to the Company’s continued success in the years to come.”

“We are very pleased that Brenna is joining the Board,” Richardson continued. “Brenna is an accomplished business leader in the commercial real estate industry, with extensive experience in multiple sectors and asset types. We look forward to benefitting from her expertise, guidance and insights.”

“I’m excited to work with the rest of the Board and the PINE management team to provide guidance and oversight to enable the Company’s continued growth and success,” said Wadleigh.

Ms. Wadleigh has served as Chief Executive Officer of N3 Real Estate since 2015. N3 Real Estate is a real estate development and investment firm based in Southlake, Texas that acquires, develops and manages retail properties across the U.S. Ms. Wadleigh currently serves in various roles with Commercial Real Estate Women (CREW) and is the President of the College of Business Advisory Board of the University of Texas at Arlington. Prior to joining N3 Real Estate as President in 2007, Ms. Wadleigh served in various roles at Crescent Real Estate Equities, a publicly traded REIT based in Fort Worth, Texas, from 1998 to 2007. Ms. Wadleigh earned a Bachelor of Business Administration in Finance from the University of Texas at Arlington and is a Certified Public Accountant in Texas.

About Alpine Income Property Trust, Inc.

Alpine Income Property Trust, Inc. (NYSE: PINE) is a publicly traded real estate investment trust that seeks to deliver attractive risk-adjusted returns and dependable cash dividends by investing in, owning and operating a portfolio of single tenant net leased commercial income properties that are predominately leased to high-quality publicly traded and credit-rated tenants.

Contact:Philip R. Mays

Senior Vice President, Chief Financial Officer and Treasurer

(407) 904-3324

pmays@alpinereit.com

Safe Harbor

This press release may contain “forward-looking statements.” Forward-looking statements include statements that may be identified by words such as “continued,” “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements are based on the Company’s current expectations and assumptions regarding capital market conditions, the Company’s business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include general business and economic conditions, continued volatility and uncertainty in the credit markets and broader financial markets, risks inherent in the real estate business, including tenant defaults, potential liability relating to environmental matters, credit risk associated with the Company investing in first mortgage investments, illiquidity of real estate investments and potential damages from natural disasters, the impact of epidemics or pandemics (such as the COVID-19 Pandemic and its variants) on the Company’s business and the business of its tenants and the impact of such epidemics or pandemics on the U.S. economy and market conditions generally, other factors affecting the Company’s business or the business of its tenants that are beyond the control of the Company or its tenants, and the factors set forth under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and other risks and uncertainties discussed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission. Any forward-looking statement made in this press release speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.